Exhibit 1

                        ARTICLES OF INCORPORATION
                                    OF
                         THE KAUFMANN FUND, INC.

    WE, THE UNDERSIGNED, Timothy F. O'Connell, whose post-office address is 1635 Market Street, Philadelphia, PA 19103, and Janice C. Naulty, whose post-office address is 1635 Market Street, Philadelphia, PA 19103, each being at least eighteen years of age, do, under and by virtue of the General Laws of the State of Maryland authorizing the formation of corporations, associate ourselves as incorporators with the intention of forming a corporation.

    FIRST: The name of the corporation is
           THE KAUFMANN FUND, INC.

    SECOND: The purposes for which the corporation is formed are:

    To engage in business as an investment company, and to engage in any or all lawful business for which corporations may be organized under the Maryland General Corporation Law.

    THIRD: The post-office address of the principal office of the corporation in this State is c/o The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202. The name of the resident agent of the corporation in this State is The Corporation Trust Incorporated, a corporation of this State, and the post-office address of the


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resident agent is 32 South Street, Baltimore, Maryland 21202.

    FOURTH: The total number of shares of stock which the corporation shall have authority to issue is Five Hundred Million (500,000,000) shares, all of one class, of the par value of One Cent ($0.01) each and of the aggregate par value of Five Million Dollars ($5,000,000.00).

    FIFTH: The number of directors of the corporation shall be Six (6), which may be changed in accordance with the by-laws of the corporation. The names of the directors who shall act until the first annual meeting or until their successors are duly chosen and qualify are:

    Hans P. Utsch, Lawrence Auriana, Leon Lebensbaum, Gerard M. Grosof, Pauline Gold and Roger E. Clark.

    SIXTH: No holder of shares of stock of any class shall be entitled as a matter of right to subscribe for or purchase or receive any part of any new or additional issue of shares of stock of any class or of securities convertible into shares of stock of any class, whether now or hereafter authorized or whether issued for money, for a consideration other than money or by way of dividend.

    No holder of shares of any class shall be entitled to the right of cumulative voting in any election of directors.

    The corporation reserves the right from time to time to make any amendment of its charter, now or hereafter

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authorized by law, including any amendment which alters the contract rights, as expressly set forth in its charter, of any outstanding stock.

    SEVENTH: The duration of the corporation shall be perpetual.

    IN WITNESS WHEREOF, the undersigned incorporators of THE KAUFMANN FUND, INC. who executed the foregoing Articles of Incorporation hereby acknowledge the same to be their act and further acknowledge that, to the best of their knowledge the matters and facts set forth therein are true in all material respects under the penalties of perjury.

    Dated the 25th day of February, 1992.



                                              /s/ Timothy F. O'Connell
                                              -----------------------------


                                              /s/ Janice C. Naulty
                                              -----------------------------



                                              -----------------------------

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                         THE KAUFMANN FUND, INC.

                          ARTICLES OF AMENDMENT

    The Kaufmann Fund, Inc., a Maryland Corporation having its principal office in Baltimore City, Maryland hereby certifies to the State Department of Assessments and Taxation of Maryland, that:

    FIRST: The charter of the Corporation is hereby amended by striking out Article Third of the Articles of Incorporation and inserting in lieu thereof the following:

         THIRD: The total number of shares of stock which the corporation shall have authority to issue is Five Hundred Million (500,000,000) shares, all of one class, of the par value of Ten Cents ($.10) each and of the aggregate par value of Fifty Million Dollars ($50,000,000).

    By adding to the Articles of Incorporation a new Article Eighth which shall be as follows:

         To the fullest extent permitted by Maryland and federal statutory and decisional law, as amended or interpreted, no director or officer of this Corporation shall be personally liable to the Corporation or the holders of Shares for money damages and each director and officer shall be indemnified by the Corporation; provided, however, that nothing herein shall be deemed to protect any director or officer of the Corporation against any liability to the Corporation or the holders of Shares to which such director or officer would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

         Any determination made in good faith and, so far as accounting matters are involved, in accordance with generally accepted accounting principles by or pursuant to the direction of the Board of Directors, shall be final and conclusive, and shall be binding upon the Corporation and all holders of Shares, past, present and future, and Shares are issued and sold on the condition and undertaking, evidenced by acceptance of certificates for such Shares by, or confirmation of such Shares held for the account of, any holder, that any and all such determinations shall be binding as aforesaid.


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         Nothing contained herein shall be construed to protect any director or officer of the Corporation against any liability to the Corporation or the holders of Shares to which such director or officer would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

    SECOND: The board of directors of the Corporation by unanimous written consent pursuant to Section 2-408 of Corporations and Associations Article of the Annotated Code of Maryland, duly adopted a resolution in which was set forth the foregoing amendment to the charter, declaring that the said amendment of the charter as proposed was advisable and directing that it be submitted for action thereon by the stockholders of the Corporation.

    THIRD: That the said amendment has been consented to and authorized by the holders of all the issued and outstanding stock, entitled to vote, by a written consent given in accordance with the provisions of Section 2-505 of Corporations and Associations Article of the Annotated Code of Maryland, and filed with the records of stockholders meetings.

    FOURTH: The amendment of the charter of the Corporation as hereinabove set forth has been duly advised by the board of directors and approved by the stockholders of the Corporation.

    FIFTH: (a) The total number of shares of stock which the Corporation was heretofore authorized to issue is Five Hundred Million (500,000,000) shares, all of one class, of the par value of One Cent ($.01) each and of the aggregate par value of Five Million Dollars ($5,000,000.00).

           (b) The par value of shares of stock is increased by this amendment to Five Hundred Million (500,000,000) shares all of


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one class, of the par value of Ten Cents ($.10), and of the aggregate par value of Fifty Million Dollars ($50,000,000.00).

    IN WITNESS WHEREOF, The Kaufmann Fund, Inc. has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Secretary on December 4th, 1992.


                                       The Kaufmann Fund, Inc.
                                       ---------------------------------------

                                       By /s/ Hans P. Utsch
                                          ------------------------------------
                                          Hans P. Utsch, President

Witness:   (Attest)

/s/ Lawrence Auriana
--------------------------------------
Lawrence Auriana, Secretary


    THE UNDERSIGNED, President of The Kaufmann Fund, Inc., who executed on behalf of said corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles of Amendment to the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.


                                       /s/ Hans P. Utsch
                                       ---------------------------------------
                                       Hans P. Utsch, President


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                         THE KAUFMANN FUND, INC.

                          ARTICLES OF AMENDMENT

    The Kaufmann Fund, Inc., a Maryland Corporation having its principal office in Baltimore City, Maryland hereby certifies to the State Department of Assessments and Taxation of Maryland, that:

    FIRST: The charter of the Corporation is hereby amended by adding to the Articles of Incorporation a new Article Fourth (g) which shall be as follows:

           (g) The corporation shall have the right to redeem securities of which it is the issuer in assets other than cash and if the Board of Directors deems it to be not in the best interests of the remaining shareholders of the corporation to make payment on redemption wholly in cash, the corporation may pay the redemption proceeds, in whole or in part, by a distribution in kind of securities from the portfolio of the corporation in lieu of cash.

    SECOND: The board of directors of the Corporation by unanimous written consent pursuant to Section 2-408 of Corporations and Associations Article of the Annotated Code of Maryland, on February 4, 1993, duly adopted a resolution in which was Set forth the foregoing amendment to the charter, declaring that the said amendment of the charter as proposed was advisable and directing that it be submitted for action thereon by the stockholders of the Corporation.

    THIRD: That the said amendment has been consented to and authorized by the holders of all the issued and outstanding stock, entitled to vote, by a written consent given in accordance with the provisions of Section 2-505 of Corporations and Associations

Article of the Annotated Code of Maryland, and filed with the records of stockholders meetings.

    FOURTH: The amendment of the charter of the Corporation as hereinabove set forth has been duly advised by the board of directors and approved by the stockholders of the Corporation.

    IN WITNESS WHEREOF, The Kaufmann Fund, Inc. has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Secretary on February 4, 1993.


                                        The Kaufmann Fund, Inc.
                                        --------------------------------------


                                        By /s/ Hans P. Utsch
                                           -----------------------------------
                                               Hans P. Utsch, President

Witness:   (Attest)

/s/ Olga Mendez
---------------------------------------
    Olga Mendez, Ass't. Secretary


    THE UNDERSIGNED, Hans P. Utsch, President of The Kaufmann Fund, Inc., who executed on behalf of said corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles of Amendment to the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.


                                        /s/ Hans P. Utsch
                                        --------------------------------------
                                            Hans P. Utsch, President


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                         The Kaufmann Fund, Inc.

                          ARTICLES OF AMENDMENT

    The Kaufmann Fund, Inc., a Maryland Corporation that is registered with the U.S. Securities & Exchange Commission as an open-end, diversified management investment company and has its principal office in Baltimore City, Maryland (hereinafter called the Corporation), hereby certifies to the State Department of Assessments and Taxation of Maryland, that:

FIRST: The charter of the Corporation is hereby amended by striking out Article Third of the Articles of Incorporation as heretofore amended, and inserting in lieu thereof the following:

             THIRD: The total number of shares of stock which the corporation shall have authority to issue is One Billion
        (1,000,000,000) shares, all of one class, of the par value of One cent ($.01) each and of the aggregate par value of Ten Million Dollars ($10,000,000.00).

SECOND: The board of directors of the Corporation, in accordance with the provisions of Section S2-105(c) of the Corporations and Associations Article of the Annotated Code of Maryland, duly adopted a resolution in which was set forth the foregoing amendment to the charter, declaring that the said amendment of the charter as proposed was advisable.

THIRD: (a) The total number of shares of stock which the Corporation was heretofore authorized to issue is Five Hundred Million
        (500,000,000) shares, all of one class, of the par value of One cent ($.01) each and of the


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        aggregate par value of Five Million Dollars ($5,000,000.00).
        (b) The total number of shares of all classes of stock is increased by this amendment to One Billion (1,000,000,000) shares of the par value of One cent ($.01) each and of the aggregate par value of Ten Million Dollars ($10,000,000.00), all of one class.


                                        The Kaufmann Fund, Inc.



                                        By /s/ Hans P. Utsch
                                           -----------------------------------
                                               HANS P. UTSCH, President



Witness:   (Attest)


/s/ Lawrence Auriana
---------------------------------------
    LAWRENCE AURIANA, Secretary

    THE UNDERSIGNED, President of the Kaufmann Fund, Inc., who executed on behalf of said corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles of Amendment to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.


                                        /s/ Hans P. Utsch
                                        --------------------------------------
                                            HANS P. UTSCH, President